UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2018

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2018, the Board of Directors (the “Board”) of Clovis Oncology, Inc. (the “Company”) increased the number of members of the Board from nine (9) to eleven (11). The Board filled the vacancies created by the foregoing increase by electing Robert W. Azelby and Richard A. Fair to serve as members of the Board, effective immediately. Mr. Azelby will serve as a Class I director and Mr. Fair will serve as a Class II director. The Board has appointed Mr. Azelby to serve on the Nominating and Corporate Governance Committee of the Board and Mr. Fair to serve on the Compensation Committee of the Board.

Mr. Azelby and Mr. Fair will participate in the non-employee director compensation arrangements described in the Company’s 2018 proxy statement as modified by the arrangements described below under Item 8.01 of this Form 8-K. Under the terms of those arrangements, each of Mr. Azelby and Mr. Fair will receive an annual cash retainer of $50,000 and a grant of options to purchase 25,848 shares of the Company’s common stock, with one-third of such grant vesting on each of the first three annual anniversaries of the date of grant.

In addition, the Company has entered into indemnification agreements with each of Mr. Azelby and Mr. Fair (the “Indemnification Agreements”), pursuant to which the Company will, subject to certain exceptions, indemnify each director to the fullest extent permitted by applicable law against all expenses incurred by such director in connection with any claim which the director is, or is threatened to be made, a party to by reason of his status as a director of the Company. The Indemnification Agreements also provide for the advancement of any expenses incurred by the director in connection with any such proceedings. The foregoing description is qualified in its entirety by reference to the Indemnification Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 under Item 9.01 of this Form 8-K and are incorporated herein by reference.

Robert W. Azelby, age 50, has served as the President and Chief Executive Officer, and a member of the board of directors, of Alder BioPharmaceuticals, Inc. since June 2018. From November 2015 to May 2018, Mr. Azelby served as executive vice president, chief commercial officer of Juno Therapeutics, Inc. From June 2012 to October 2015, Mr. Azelby served as vice president and general manager, oncology at Amgen Inc. From October 2010 to May 2012, he served as Amgen’s vice president, Amgen Oncology Sales. Prior to that, he served in various positions at Amgen, including periods as vice president, commercial effectiveness unit and general manager of Amgen Netherlands. Mr. Azelby previously served on the board of directors of Cascadian Therapeutics, Inc. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School. We believe Mr. Azelby possesses specific attributes that qualify him to serve as a member of the Company’s board of directors, including his years of leadership and commercial experience in the oncology industry.

Richard A. Fair, age 50, has served as President and Chief Executive Officer, and a member of the board of directors, of Bellicum Pharmaceuticals, Inc. since January 2017. Prior to joining Bellicum, Mr. Fair served as Senior Vice President, Therapeutic Head Oncology Global Product Strategy at Genentech, Inc., a subsidiary of Roche Holding AG. From April 2006 to January 2014, Mr. Fair held other positions at Genentech, including Vice President, Global Product Strategy Hematology & Signaling, from November 2012 through December 2013, and Vice President, Sales & Marketing, Oral Oncolytics, from May 2010 to November 2012. Prior to Genentech, Mr. Fair held positions at Johnson & Johnson, a pharmaceutical and medical device company. Mr. Fair received his B.S. in computer science from the University of Michigan and his MBA from Columbia University. We believe Mr. Fair possesses specific attributes that qualify him to serve as a member of the Company’s board of directors, including his years of leadership and commercial experience in the oncology industry.

Item 8.01 Other Events.

Following the Company’s 2018 Annual Meeting of Stockholders at which the proposed Non-Employee Director Compensation Policy did not receive the affirmative vote of a majority of the shares of the Company’s common stock entitled to vote at the meeting, the Compensation Committee of the Board undertook another review of the compensation program of the Company’s Non-Employee Directors. The Compensation Committee engaged the services of a new independent compensation consultant, Willis Towers Watson, to advise the committee and to assess market practice. The Company’s Non-Employee Directors have not received any equity compensation for their service on the Board or any committee thereof since the Company’s 2017 Annual Meeting of Stockholders. The Compensation Committee sought to implement a compensation policy that would align stockholder interests with the Company’s ability and desire to attract and retain talented and experienced directors to support the long-term growth and prospects of the Company. The Compensation Committee reviewed the overall compensation and the form of compensation received by non-employee directors within the Company’s peer group of other publicly traded companies, which peer group was also re-assessed and modified. The Compensation Committee sought to establish a compensation program targeting the 50% percentile of the overall compensation awarded to non-employee directors within the Company’s peer group. As a result of this review process, the Board, based upon the recommendations of the Compensation Committee approved the following compensation for the Company’s Non-Employee Directors effective as of October 11, 2018.

Annual Retainer. The Company will pay each Non-Employee Director an annual cash retainer of $50,000 (the “Annual Retainer”) for serving on the Board.

Additional Annual Retainers. In addition to the Annual Retainer, the Company will pay to each Non-Employee Director serving in the positions set forth below the following annual retainers:

A. Chair of the Board. The Non-Employee Director serving as Chair of the Board will receive an additional annual cash retainer of $30,000 for serving as Chair of the Board.

B. Audit Committee. The Non-Employee Director serving as Chair of the Audit Committee of the Board (the “Audit Committee”) will receive an additional annual cash retainer of $20,000 for serving as Chair of the Audit Committee. Each Non-Employee Director serving as a member of the Audit Committee (other than the Chair) will receive an additional annual cash retainer of $10,000 for such service.

C. Compensation Committee. The Non-Employee Director serving as Chair of the Compensation Committee of the Board (the “Compensation Committee”) will receive an additional annual cash retainer of $15,000 for serving as Chair of the Compensation Committee. Each Non-Employee Director serving as a member of the Compensation Committee (other than the Chair) will receive an additional annual cash retainer of $7,500 for such service.

D. Nominating and Corporate Governance Committee. The Non-Employee Director serving as Chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) will receive an additional annual cash retainer of $10,000 for serving as Chair of the Nominating and Corporate Governance Committee. Each Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chair) will receive an additional annual cash retainer of $5,000 for such service.

Equity Compensation. Each Non-Employee Director will automatically be granted the following equity awards:

A. Annual Award. On October 11, 2018 and on the date of each annual meeting of the Company’s stockholders thereafter, (each, an “Annual Meeting”), each Non-Employee Director shall automatically be granted an option (a “Stock Option”) to purchase shares of the Company’s common stock (each, an “Annual Award”) with a grant date fair value of $300,000 pursuant to the Company’s 2011 Stock Incentive Plan or any successor stock incentive or similar plan maintained by the Company (the “Stock Plan”), provided that such Non-Employee Director did not receive an Initial Award (as defined below) within six months of such grant date. Each Annual Award will vest in equal monthly installments over a twelve (12) month period following the applicable date of grant, in each case, subject to the Non-Employee Director’s continued service on the Board through such date.

B. Initial Award. Each individual who first becomes a Non-Employee Director on or following October 11, 2018, shall automatically be granted a Stock Option on the date on which such individual first becomes a Non-Employee Director (the “Initial Award”), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, with a grant date fair value of $525,000 pursuant to the Stock Plan. One-third of the Initial Award will vest and, if applicable, become exercisable on each of the first, second and third anniversaries of the date of grant, subject to the Non-Employee Director’s continuous service on the Board through such dates.

C. Exercise Price. Each grant of a Stock Option will have an exercise price per share of common stock subject to such Stock Option equal to the closing price on the applicable date of grant of a share of the Company’s common stock reported on the principal national securities exchange on which the stock is listed, or if the closing price is not reported on the applicable date of grant, the closing price on the most recent date on which such closing price is reported.

D. Vesting on a Change in Control. The vesting of each Annual Award and Initial Award will be subject to full acceleration in the event of a Change in Control (as defined in the Stock Plan).

E. Stock Ownership Guidelines. The Board has previously adopted stock ownership guidelines for Non-Employee Directors which require all Non-Employee Directors hold a minimum number of shares of the Company’s stock while serving as a director. The guidelines are intended to align the interests of Non-Employee Directors with those of the Company’s stockholders by requiring non-employee directors to be subject to the same long-term stock price volatility the Company’s stockholders experience. The minimum threshold is equal to three times the directors’ baseline annual retainer fee, or $150,000. For a more detailed description of the Stock Ownership Guidelines, please see the Company’s Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders filed with the Securities & Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement, dated as of October 11, 2018, by and between Clovis Oncology, Inc. and Robert W. Azelby.

10.2	Indemnification Agreement, dated as of October 11, 2018, by and between Clovis Oncology, Inc. and Richard A. Fair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

October 12, 2018	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Senior Vice President and General Counsel